Exhibit 23.2

INDEPENDENT AUDITOR’S CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 15, 2016 relating to the combined statements of revenue and certain operating expenses of the Village at Baldwin Park for the year ended December 31, 2015, which appears in the Current Report on Form 8-K of Preferred Apartment Communities, Inc. dated July 15, 2016.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Atlanta, GA
August 30, 2019